Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, General Electric Capital Services Note-Backed Series 2002-5
*CUSIP:        21988G478       Class     A-1
               21988GBQ8       Class     A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 21, 2005.

INTEREST ACCOUNT
----------------


Balance as of          August 21, 2004.....                                $0.00
         Scheduled Income received on securities.....              $4,372,312.50
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$3,964,230.00
         Distribution to Class A-2 Holders.....                     -$408,082.50
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of         February 21, 2005.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         August 21, 2004.....                                 $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of         February 21, 2005.....                               $0.00


                  UNDERLYING SECURITIES HELD AS OF    February 21, 2005

       Principal Amount                       Title of Security
       ----------------                       -----------------
          $116,595,000         General Electric Capital Services, Inc. 7.50%
                               Guaranteed Subordinated Notes due August 21, 2035
                               *CUSIP:        36959CAA6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.